UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 5, 2005
AMERIGAS PARTNERS, L.P.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13692 (Commission File Number)	23-2787918 (I.R.S. Employer Identification No.)
460 N. Gulph Road
King of Prussia, Pennsylvania 19406
(Address of Principal Executive Offices) (Zip code)
(610) 337-1000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS
     ITEM 1.01 Entry into a Material Definitive Agreement
     Change in Control Arrangements
     On December 5, 2005, based on a periodic review of change in control arrangements, the Board of Directors of AmeriGas Propane, Inc., the general partner of AmeriGas Partners, L.P. (the “General Partner”) approved change in control agreements for Messrs. Bissell, Sheridan and Katz which provide certain benefits in the event of a change in control of AmeriGas Partners, L.P., UGI Corporation (“UGI”) or the General Partner.
     Each agreement has a three-year term and will thereafter be automatically extended for one-year terms unless, prior to a change in control, the General Partner provides sixty-days advance written notice to the executive of the non-renewal. In the absence of a change in control, each agreement will terminate when, for any reason, the executive’s employment with his employer is terminated.
     A change in control will generally be deemed to occur with respect to the General Partner if: (i) UGI and its subsidiaries cease to own more than 50% of either (x) the then outstanding shares of common stock of the General Partner or (y) the combined voting power of the then outstanding voting securities of the General Partner; (ii) the General Partner, AmeriGas Partners, L.P. (“Public Partnership”) or AmeriGas Propane, L.P.(“Operating Partnership”) is reorganized, merged or consolidated with or into, or sells all or substantially all of its assets to, another corporation in a transaction in which former shareholders of the General Partner or the Public Partnership do not own more than 50% of (x) if the resulting entity is a corporation, the outstanding common stock and the combined voting power, respectively, of the then outstanding voting securities of the surviving or acquiring corporation after the transaction or (y) if the resulting entity is a partnership, the then outstanding common units of such partnership; (iii) the General Partner, the Public Partnership or the Operating Partnership is liquidated or dissolved; (iv) UGI and its subsidiaries cease to own more than 50% of the then outstanding general partnership interests of the Public Partnership or the Operating Partnership; (v) the General Partner is removed as the general partner of the Public Partnership by vote of the Public Partnership’s limited partners or judicial or administrative proceedings; or (vi) the General Partner is removed as the general partner of the Operating Partnership by judicial or administrative proceedings.
     A change in control is generally deemed to occur with respect to UGI if: (i) any person (other than the executive, his or her affiliates and associates, UGI or any of its subsidiaries, any employee benefit plan of UGI or any of its subsidiaries, or any person or entity organized, appointed, or established by UGI or its subsidiaries for or pursuant to the terms of any such employee benefit plan), together with all affiliates and associates of such person, acquires securities representing 20% or more of either (x) the then outstanding shares of common stock of UGI or (y) the combined voting power of UGI’s then outstanding voting securities; (ii) individuals who, at the beginning of any 24-month period constitute the Board of Directors (the “Incumbent Board”) and any new director whose election by the Board, or nomination for election by UGI’s shareholders, was approved by a vote of at least a majority of the Incumbent Board, cease for any reason to constitute a majority thereof; (iii) UGI is reorganized, merged or consolidated with or into, or sells all or substantially all of its assets to, another corporation in a transaction in which former shareholders of UGI do not own more than 50% of the outstanding common stock and the combined voting power, respectively, of the then outstanding voting securities of the surviving or acquiring corporation after the transaction; or (iv) UGI is liquidated or dissolved.
     Severance benefits are payable under a change in control agreement if, within two years of a change in control, (1) the executive’s employment is involuntarily terminated without cause or (2) the executive terminates employment for good reason. For purposes of the agreement, “good reason” is defined as termination of the executive’s officer status; a significant reduction in the executive’s authority, duties, responsibilities or compensation; the failure of the executive’s employer to comply with the terms of the agreement; or a substantial relocation or excessive travel requirement. For purposes of the agreement, “cause” is defined as the executive’s misappropriation of funds, habitual insobriety or substance abuse, conviction of a crime involving moral turpitude, or gross negligence in the performance of his or her duties, which adversely affects the executive’s employer.
     Following the execution of a release, each executive who is entitled to severance benefits under a change in control agreement will receive the greater of:
•	the compensation and benefits provided under the severance plan of the executive’s employer; or

•	a lump sum cash payment equal to a multiple of the executive’s base salary and bonus (calculated using the executive’s current target bonus or a three-year average, whichever is greater); a prorated bonus for the current year; a lump sum payment based on the executive’s cost for continuing health and welfare benefits for a number of years equal to the executive’s multiple and continued coverage under the employer’s executive retirement plan for a number of years equal to the executive’s multiple.
     For purposes of calculating severance benefits, an executive’s multiple is determined under the following schedule:

Executive	Multiple
Mr. Bissell	3
Messrs. Sheridan and Katz	2
     Each change in control agreement provides a “conditional gross-up” for excise and related taxes in the event the severance compensation and other payments to an executive would constitute “excess parachute payments,” as defined in Section 280G of the Internal Revenue Code. The tax gross up will be provided if the aggregate parachute value of all severance and other change in control payments to the executive is greater than 110% of the maximum amount that may be paid under Section 280G of the Code without imposition of an excise tax. If the parachute value of an executive’s payments does not exceed the 110% threshold, the executive’s payments under the change in control agreement will be reduced to the extent necessary to avoid imposition of the excise tax on “excess parachute payments.”

     Bonus Payments
     On December 5, 2005, the Board of Directors of the General Partner approved annual bonuses for fiscal year 2005 for Messrs. Bissell, Katz and Sheridan. Bonuses are earned pursuant to annual bonus plans and are based on the achievement of pre-approved financial and/or business performance objectives, which support business plans and strategic goals. The annual bonuses payable to the General Partner’s named executive officers for fiscal year 2005 are as follows:

		Bonus for Fiscal
Name	Title	Year 2005

Eugene V.N. Bissell	President & Chief Executive Officer	$306,000

Lon R. Greenberg	Chairman	$1,634,000

John L. Walsh	Vice Chairman	$405,015

William D. Katz	Vice President — Human Resources	$104,158

Robert H. Knauss	Vice President, General Counsel & Secretary	$255,996

Jerry E. Sheridan	Vice President — Finance & Chief Financial Officer	$19,890
     Bonuses reported for Messrs. Greenberg, Walsh and Knauss are paid by UGI Corporation, the parent of the General Partner, and are attributable to their positions with UGI Corporation.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

     ITEM 9.01 Financial Statements and Exhibits
     (d) Exhibits
10.1	AmeriGas Propane, Inc. Form of Change in Control Agreement

10.2	Form of Restricted Unit Grant Letter for the AmeriGas Propane, Inc. 2000 Long-Term Incentive Plan on Behalf of AmeriGas Partners, L.P.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGAS PARTNERS, L.P. By: AmeriGas Propane, Inc., its General Partner
(Registrant)

By: /s/ Margaret M. Calabrese

Margaret M. Calabrese Assistant Secretary
December 9, 2005
EXHIBIT INDEX
The Following Exhibits Are Furnished:

Exhibit No.	Description
10.1	AmeriGas Propane, Inc. Form of Change in Control Agreement

10.2	Form of Restricted Unit Grant Letter for the AmeriGas Propane, Inc. 2000 Long-Term Incentive Plan on Behalf of AmeriGas Partners, L.P.